UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 4, 2013
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 4, 2013, Dennis R. Glass, our President and CEO, adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”).  Mr. Glass is putting the plan in place to permit the exercise of a non-qualified, employee stock option for 109,060 shares of common stock of Lincoln National Corporation (the “Company”) prior to its expiration date of November 24, 2013.  The plan begins on October 4, 2013 and ends November 1, 2013, unless the plan is terminated prior to that date.

On September 5, 2013, the Trustees of the Mark E. Konen Irrevocable Trust I, adopted a stock trading plan in accordance with Rule 10b5-1.  Mr. Konen serves as the President, Insurance Solutions and Annuities for the Company.  The plan provides for the sale of up to 47,000 shares of common stock of the Company in various amounts and at varying prices beginning on November 15, 2013 and ending February 13, 2015, unless the plan is terminated prior to that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By:	/s/ Adam G. Ciongoli
Name:	Adam G. Ciongoli
Title:	Executive Vice President and General Counsel

Date:  September 9, 2013